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                                                                     EXHIBIT 4.4


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                                                                  EXECUTION COPY


                          SECURITIES PURCHASE AGREEMENT

                                      Among

                           INTERNATIONAL ISOTOPES INC.

                                       and

                       THE PURCHASERS LISTED ON SCHEDULE I


                            Dated as of June 1, 2000


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                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of June 1, 2000 among International Isotopes Inc., a Texas corporation (the "Company"), and the various purchasers identified and listed on Schedule I hereto (each referred to herein as a "Purchaser" and, collectively, the "Purchasers.")

                  WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "Commission") under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act");

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 10,000 shares of the Company's Series B 7% Convertible Redeemable Preferred Stock, par value $.01 per share, liquidation value $1,000 per share (the "Preferred Stock"), at an aggregate purchase price of $10,000,000 issued pursuant to a Certificate of Designation of Preferences and Rights ("Certificate of Designation") in the form of Exhibit A annexed hereto, and a stock purchase warrant or warrants (each, a "Warrant"), in the form of Exhibit B annexed hereto, to purchase an aggregate amount of 2,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock");

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company is willing to sell on December 1, 2000 to those Purchasers who elect to purchase additional shares, up to 4,300 additional shares of Preferred Stock and the number of Warrants equal to 4,300,000 divided by $4.00;

                  NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchasers hereby agree as follows:


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                                   ARTICLE I.

                                PURCHASE AND SALE

         1.1 Purchase and Sale.

                  a. On the First Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser and each Purchaser, severally and not jointly, shall purchase from the Company the number of shares of Preferred Stock as set forth on
Schedule I and a Warrant or Warrants exercisable for the amount of Common Stock, par value $0.01 per share ("Common Stock"), as set forth on Schedule I for such Purchaser. The aggregate purchase price of the shares of Preferred Stock purchased by the Purchasers shall be $10,000,000, the aggregate number of shares Preferred Stock purchased by the Purchasers shall be 10,000, and the aggregate number of shares of Common Stock for which the Warrant or Warrants will be exercisable shall be 2,500,000.

                  b. On the Second Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers (1) up to an additional 4,300 shares of Preferred Stock at an aggregate purchase price of $4,300,000 and (2) additional Warrants exercisable for an aggregate number of shares of Common Stock equal to 4,300,000 divided by $4.00.

         1.2 Closings.

                  a. The First Closing. The closing of the purchase and sale of the initial 10,000 Shares of Preferred Stock at an aggregate purchase price of $10,000,000 and Warrants for an aggregate of 2,500,000 shares of Common Stock (the "First Closing") shall take place at the offices of the Company, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "First Closing Date"). At the First Closing:

         Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

         The Company shall deliver a Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with an initial Conversion Price (as defined therein) equal to $4.00;

         The Company shall deliver a Warrant(s), in the form of Exhibit B hereto and with the Exercise Price (as defined therein) equal to $4.00, representing the number of shares of Common Stock as set forth next to such Purchaser's name on the Schedule I, registered in the name of such Purchaser; and



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         The parties shall execute and deliver each of the documents referred to in Section 4.1.

                  b. Second Closing. At the sole option of each Purchaser, and subject to the terms and conditions set forth in Section 4.2 the closing and sale of up to (as shall be specified by such Purchaser prior to the Second Closing Date) an additional 4,300 shares of Preferred Stock for an aggregate purchase price of $4,300,000 and Warrants for an aggregate of up to such number of shares of Common Stock equal to 4,300,000 divided by $4.00 shall take place on the later of December 1, 2000 or 30 days after the effectiveness of the Registration Statement registering for resale the shares of Common Stock underlying the Preferred Stock from the First Closing, in the same manner as the First Closing (the "Second Closing Date"); provided that in no case shall the Second Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. At the Second Closing:

                           (i) Each Purchaser electing to purchase additional
shares of Preferred Stock shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on a schedule similar to
Schedule I (the "Second Closing Schedule"), to be delivered to the Company by the Purchasers two days before the Second Closing Date, in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

                           (ii) The Company shall deliver a Preferred Stock
certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with a Conversion Price equal to $4.00;

                           (iii) The Company shall deliver a Warrant(s), in the
form of Exhibit B hereto and with the Exercise Price equal to $4.00, representing the number of shares of Common Stock as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser; and

                           (iv) The parties shall execute and deliver each of
the documents referred to in Section 4.2(b).


                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the
Purchasers:

                  a. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly



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incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect").

                  b. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto. Neither the Company nor any Subsidiary is in any material violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents such that any right of a holder of shares of Preferred Stock would be affected.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company is as set forth in Schedule 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom.

                  d. Authorization and Validity; Issuance of Shares. The shares of Common Stock issuable upon conversion of the Preferred Stock (collectively, "Conversion Shares") and exercise of the Warrants (collectively, the "Warrant Shares," and together with the Conversion Shares, the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance to the Purchasers entitled thereto and the Underlying Shares and the Shares of Preferred Stock when issued and delivered and will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first



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refusal, other than liens and encumbrances created by the Purchasers
(collectively, "Liens") and will not be subject to any preemptive or similar rights.

                  e. No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any Subsidiary is bound or affected.

                  f. Consents and Approvals. Except as specifically set forth on
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of one or more registration statements with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the Nasdaq SmallCap Market ("Nasdaq") and the Boston Stock Exchange ("BSE") for the listing of the Underlying Shares with Nasdaq and the BSE (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals").

                  g. SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. The Company has delivered to each of the Purchasers or its representatives true, complete and accurate copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when



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filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended. Since December 31, 1999, except as specifically disclosed in the SEC Documents or in the schedules to this Agreement, (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identify of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

                  h. Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  i. Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank, other than as set forth in Schedule 2.1(i). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(i) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                  j. Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

                  k. Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Preferred Stock or the Warrants, other than the SEC Documents, the Schedules to this Agreement, any amendments and supplements thereto and the materials listed on
Schedule 2.1(k), or (ii) solicited any offer to buy or sell the


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Preferred Stock or the Warrants by means of any form of general solicitation or advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Stock or Warrants.

                  l. Seniority; Exclusivity. No class of equity securities of the Company will be senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise, without the consent of a majority in ownership interest of the Series B Stock. So long as any Preferred Stock issued hereunder remains outstanding, the Company shall not exchange, redeem or covert any of the Company's capital stock for indebtedness, including convertible debt, of the Company. The Company shall not issue and sell any shares of Preferred Stock, other than to the Purchasers signatory to this Agreement on or prior to the First Closing Date pursuant to this Agreement, without the prior written consent of each of the Purchasers.

                  m. Litigation; Proceedings. Except as specifically set forth on Schedule 2.1(m), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  n. Shareholders' Approval. The Company will use its best efforts to obtain shareholder approval for an increase in the number of authorized shares of Common Stock and, in accordance with NASDAQ rules, for the issuance of Common Stock upon conversion of the Preferred Stock.

                  o. Series A Preferred. The holders of the Company's Series A Preferred Stock do not have the right, nor will the Company grant such holders the right, to convert their Series A Preferred Stock to Series B Preferred Stock.

         2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                  a. Organization; Authority. Such Purchaser is a corporation or a limited duration company or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the shares of Preferred Stock and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar



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laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Investment Intent. Such Purchaser is acquiring the shares of Preferred Stock and the Warrants for its own account and not with a present view to or for distributing or reselling the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the securities acquired hereunder at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                  (c) Purchaser Status. At the time such Purchaser was offered the Preferred Stock and the Warrants, and at the Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock and the Warrants.

                  (d) Reliance. Such Purchaser understands and acknowledges that
(i) the Preferred Stock, the Warrants and the Underlying Shares are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

                  (e) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and Warrants which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by any Purchaser or any of its advisors or representatives shall modify, amend or affect a Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or any other Transaction Document. Such Purchaser understands that its investment in the Preferred Stock and Warrants involves a significant degree of risk.

                  (f) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Stock or Warrants.

                  (g) Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on Schedule II hereto.



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         The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III.

                                OTHER AGREEMENTS

         3.1 Transfer Restrictions.

                  (a) If any Purchaser should decide to dispose of shares of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act ("Rule 144"). The Company shall announce any material non-public information that it legally is required to announce on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) and shall not enter into any subsequent non-disclosure agreements that would prevent it from announcing any such information that otherwise legally could have been announced on or prior to the Effectiveness Date, unless confidential treatment for such information is granted by the Commission. In connection with any transfer of any shares of the Preferred Stock, Warrants, Conversion Shares or Warrant Shares other than pursuant to an effective registration statement, Rule 144(k) or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser or an investment fund or account under common management with such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.



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                  b. Each Purchaser agrees to the imprinting, so long as is
required by this Section 3.1(b), of the following legend (or a legend substantially similar) on the Preferred Stock certificates, the Warrants, the Conversion Shares and the Warrant Shares:

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  The Underlying Shares shall not contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Securities Act covering the resale of such security, (ii) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) if such shares may be sold pursuant to Rule 144(k). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Conversion Shares or Warrant Shares, free from all legends at such time as such legend is no longer required under this Section 3.1(b). If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request, receive such certificate or certificates free of any legend.

         3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

         3.3 Furnishing of Information. As long as any Purchaser owns shares of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Section 13, 14 or 15(d) of the Exchange. The Company further covenants that it will take such further action as any holder of the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the shares of Preferred Stock, the Warrants, the Conversion Shares, or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1(b).

         3.4 Listing and Reservation of Conversion Shares and Warrant Shares.

                  a. The Company shall (i) not later than ten (10) business days after the Closing Date prepare and file with Nasdaq and the BSE (as well as any other national securities exchange or market on which the Common Stock is then listed) additional shares listing applications or letters acceptable to Nasdaq and the BSE covering and listing a number of shares of Common Stock which is at least equal to 120% the maximum number of Underlying Shares then issuable, assuming that the payment of all future dividends on such shares then outstanding were made in shares of Common Stock and, for Conversion Shares, a conversion price equal to 100% of the original conversion price, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing on Nasdaq and the BSE (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter,
(iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Underlying Shares, and (iv) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action that may result in the delisting or suspension of the Common Stock on Nasdaq or the BSE. The Company shall promptly provide to each Purchaser copies of any notices it receives from Nasdaq or BSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system, so long as such notice does not include material, nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.4(a).

                  b. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for the full conversion of the outstanding shares of Preferred Stock (including the payment of all dividends thereon) assuming a conversion price equal to 100% of the initial conversion price and exercise of the outstanding Warrants. Shares of Common Stock reserved for issuance upon conversion of the shares of Preferred Stock and the exercise of the Warrants shall be allocated pro rata to each of the Purchasers in accordance with the number of shares of Preferred Stock and Warrants issued and delivered to such Purchaser at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 100% of the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants (based on the Conversion Price (as defined in the Certificate of Designation) of the shares of Preferred Stock in effect from time to time and the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve 100% of such shares pursuant to Section 3(b) of the Registration Rights Agreement, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.4(b), in the case of an insufficient number of authorized shares, and using best efforts to obtain stockholder approval of an increase in such authorized number of shares.

         3.5 Notice of Breaches.

                  a. The Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this Section 3.5 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

                  b. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

         3.6 Form D. The Company agrees to file a Form D with respect to the Preferred Stock and Warrants as required by Rule 506 under Regulation D.

         3.7 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock and the exercise of the Warrants to acquire assets, reduce debt and for working capital.

         3.8 Transfer Agent Instructions. At each Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Purchaser or its respective nominee(s), for the Conversion Shares and/or the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in a form acceptable to such Purchasers (the "Irrevocable Transfer Agent Instructions"). So long as required pursuant to
Section 3.1(b), all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.10, and stop transfer instructions to give effect to Section
3.1 (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares under the Securities Act) will be given by the Company to its transfer agent and that the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Warrants, the Conversion Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend.

         3.9 Best Efforts. Each of the parties hereto shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Article IV of this Agreement.


                                  ARTICLE IV.

                                   CONDITIONS

         4.1 First Closing.

                  a. Conditions Precedent to the Obligation of the Company to Sell the Shares of Preferred Stock and Warrants. The obligation of the Company to sell the shares of Preferred Stock and Warrants is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the First Closing Date of each of the following conditions:

                           (i) Accuracy of the Purchasers' Representations and
Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the First Closing;

                           (ii) Performance by the Purchasers. Each Purchaser
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or before the First Closing; and

                           (iii) No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                  b. Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares of Preferred Stock and Warrants at the First Closing. The obligation of each Purchaser hereunder to acquire and pay for the shares of Preferred Stock and Warrants at the First Closing is subject to the satisfaction or waiver by such Purchaser, at or before the First Closing Date, of each of the following conditions:

                           (i) Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the First Closing Date;

                           (ii) Performance by the Company. The Company shall
have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the First Closing Date;

                           (iii) No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                           (iv) No Suspensions of Trading in Common Stock. The
trading in the Common Stock shall not have been suspended by the Commission, on Nasdaq or on the BSE (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                           (v) Listing of Common Stock. The Common Stock shall
have been at all times since the date of this Agreement and on the Closing Date listed for trading on the Nasdaq and the BSE;

                           (vi) Required Approvals. All Required Approvals,
other than those relating solely to Closing Dates other than the First Closing Date, shall have been obtained and copies thereof delivered to the Purchasers other than those relating solely to Closing Dates other than the First Closing Date;

                           (vii) Shares of Common Stock. The Company shall have
duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved upon the exercise of the Warrants or the conversion of the shares of Preferred Stock acquired by the Purchaser on the First Closing Date;

                  c. Documents and Certificates. At the First Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

                           (i) Preferred Stock Certificate. A Preferred Stock
certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with a Conversion Price equal to $4.00.

                           (ii) Warrant. A Warrant(s), in the form of Exhibit B
hereto and with the Exercise Price equal to $4.00 representing the Warrant(s) being purchased by each Purchaser as set forth next to such Purchaser's name on the Schedule I, registered in the name of such Purchaser;

                           (iii) Registration Rights. The Company shall have
executed and delivered the Registration Rights Agreement;

                           (iv) Legal Opinion. Legal Counsel for the Company
shall have rendered a legal opinion to the effect that the Transaction Documents are legally valid and enforceable and that the shares of Preferred Stock have been duly and validly issued.

                           (v) Certificate of Designation. A certified copy of
the Certificate of Designation with respect to the Series B Preferred Stock, as filed with the Texas Secretary of State.

         4.2 Second Closing.

                  a. Conditions Precedent to the Obligation of the Company to Sell the shares of Preferred Stock and Warrants. The obligation of the Company to sell the shares of Preferred Stock and Warrants at the Second Closing is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Second Closing Date of each of the following conditions:

                           (i) Accuracy of the Purchasers' Representations and
Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Second Closing;

                           (ii) No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                  b. Documents and Certificates. On the Second Closing Date, the Company shall deliver to each Purchaser electing to acquire shares of Preferred Stock and Warrants in accordance with Section 1.2(b), the following in form and substance reasonably satisfactory to such Purchasers:

                           (i) Registration Rights Agreement. An executed
Registration Rights Agreement substantially in the form of Exhibit C attached hereto pursuant to which the Company shall agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state laws with respect to the shares of Common Stock issuable upon the conversion of the shares of Preferred Stock, and upon the exercise of the Warrants, to be issued at the Second Closing;

                           (ii) Preferred Stock Certificate. A Preferred Stock
certificate(s) representing the number of shares of Preferred Stock purchased by such Purchaser as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with a Conversion Price equal to $4.00;

                           (iii) Warrant. A Warrant(s), in the form of Exhibit B
hereto and with the Exercise Price equal to $4.00 representing the Warrant(s) being purchased by each Purchaser as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser;

                           (iv) Legal Opinion. Legal Counsel for the Company
shall have rendered a legal opinion in form and substance similar to the legal opinion delivered at the First Closing.

                           (v) Officers Certificate. The Company shall have
delivered a Certificate of an executive officer certifying that the representations and warranties contained herein continue to be true as of the Second Closing Date.

                                   ARTICLE V.

                                  MISCELLANEOUS

         5.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         5.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) on date of delivery, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if delivered by 8:00 p.m. CST where such notice is delivered) or the first business day following such delivery (if delivered after 8:00 p.m. CST where such notice is delivered); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           International Isotopes Inc.
                           1500 Spencer Road
                           Denton, Texas  76205
                           Telephone: (940) 323-2612
                           Facsimile: (940) 483-0431
                           Attention: David M. Camp, President

                  With a copy to:

                           Locke Liddell & Sapp LLC
                           100 Congress, Suite 300
                           Austin, Texas  78701
                           Telephone: (512) 305-4716
                           Facsimile: (512) 305-4800
                           Attention: Curtis R. Ashmos
                           e-mail: cashmos@lockeliddell.com

                  If to the Transfer Agent:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York 10005
                           Telephone: (718) 921-8256
                           Facsimile: (718) 921-8327
                           Attention: Joseph Comito

                  If to Purchaser, to the address listed on Schedule II hereto. Any person may modify its address for notice by delivery to each other party of a notice in the manner set forth in this Section.

         5.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and at a majority in ownership interest of the Purchasers except conversion and exercise price which requires consent of Purchaser impacted or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the shares of Preferred Stock outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

         5.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.5 References. References herein to Sections are to Sections of this Agreement, unless otherwise expressly provided.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a majority in ownership interest of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided, that any assignees must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         5.8 Governing Law. The corporate laws of the State of Texas shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         5.9 Survival. The representations and warranties of the Company and the Purchasers contained in this Agreement, and the agreements and covenants set forth in Section 3, and the indemnification provisions set forth in Section 5, shall survive the Closing and any conversion of the shares of Preferred Stock or exercise of the Warrants regardless of any investigation made by or on behalf of the such Purchaser or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be limited to the period of one year following the Closing Date on which they were made or deemed to have been made (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties). This section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

         5.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.12 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         5.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                        INTERNATIONAL ISOTOPES INC.



                                        By:
                                           -------------------------------------
                                        Name:  David M. Camp
                                        Title: President and CEO

                                        Purchasers:


                                        AIG SoundShore Holdings Ltd.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        AIG SoundShore Opportunity Holding Fund
                                        Ltd.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        AIG SoundShore Strategic Holding Fund
                                        Ltd.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        ----------------------------------------
                                        Robert A. Belfer


                                        ----------------------------------------
                                        Laurence D. Belfer


                                        ----------------------------------------
                                        Renee E. Belfer "Special"


                                        Belfer Investments, L.P.


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        ----------------------------------------
                                        Christopher Grosso


                                        ----------------------------------------
                                        Diane Grosso


                                        ----------------------------------------
                                        Ralph Richart


                                        ----------------------------------------
                                        Ralph Richart, Jr., Benefit Trust


                                        ----------------------------------------
                                        Thomas Kershner


                                        ----------------------------------------
                                        J. Mitchell Hull


                                        ----------------------------------------
                                        J.D. Woodward

                                        ----------------------------------------
                                        Walter D. O'Hearn, Jr.


                                        ----------------------------------------
                                        James B. Clark, Jr.


                                        ----------------------------------------
                                        William Soyars


                                        ----------------------------------------
                                        John M. McCormack


                                        ----------------------------------------
                                        Patrick J. Mackin


                                        Elkhorn Partners Limited


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        Himalaya Capital Partners


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        PW Family Associates LLC


                                        By:
                                           -------------------------------------
                                             Name: Samuel A. Plum
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        ----------------------------------------
                                        Douglas B. Benedict

                                        ----------------------------------------
                                        Meghan Benedict


                                        Futurtec LP


                                        By:
                                           -------------------------------------
                                             Name: Ido Klear
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        ----------------------------------------
                                        Thierry de Vergnes


                                        ----------------------------------------
                                        James J. Keane


                                        ----------------------------------------
                                        Marie Keane


                                        ----------------------------------------
                                        Luther King


                                        Luther King Capital


                                        By:
                                           -------------------------------------
                                             Name: Luther King
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        ----------------------------------------
                                        LeRoy Landhuis


                                        ----------------------------------------
                                        Michael Hamblitt

                                   SCHEDULE I


                                Number of Shares of
                                Preferred Stock at                           Number of shares
Name of Purchaser               First Closing            Purchase Price      underlying Warrant
-----------------               -------------------      --------------      ------------------

AIG SoundShore Holdings Ltd.                  2,032        $  2,032,000                 508,000

AIG SoundShore Opportunity                      778        $    778,000                 194,500
Holding Fund Ltd.

AIG SoundShore                                  690        $    690,000                 172,500
Holding Fund Ltd.

Robert A. Belfer                              1,000        $  1,000,000                 250,000

Laurence D. Belfer

Renee E. Belfer
"Special"

Belfer Investments, L.P.

Christopher Grosso                               75        $     75,000                  18,750

Diane Grosso                                     75        $     75,000                  18,750

Ralph Richart                                   400        $    400,000                 100,000

Ralph Richart, Jr                                50        $     50,000                  12,500
Benefit Trust

Marian Richart                                   50        $     50,000                  12,500
Benefit Trust

Thomas Kershner                                 100        $    100,000                  25,000

J. Mitchell Hull                                250        $    250,000                  62,500

J.D. Woodward                                   150        $    150,000                  37,500

Walter D. O'Hearn, Jr.                          100        $    100,000                  25,000

James B. Clark, Jr.                             100        $    100,000                  25,000


                                Number of Shares of
                                Preferred Stock at                           Number of shares
Name of Purchaser               First Closing            Purchase Price      underlying Warrant
-----------------               -------------------      --------------      ------------------

William Soyars                                 100         $    100,000                  25,000

John M. McCormack                              300         $    300,000                  75,000

Patrick J. Mackin                              100         $    100,000                  25,000

Elkhorn Partners Limited                       125         $    125,000                  31,250

Himalaya Capital                             1,000         $  1,000,000                 250,000
Partners

PW Family Associates                           100         $    100,000                  25,000
LLC

Douglas B. Benedict                             25         $     25,000                   6,250
and Meghan Benedict
JTWROS

Futurtec LP (Ido Klear)                        100         $    100,000                  25,000

Thierry de Vergnes                             100         $    100,000                  25,000

James J. Keane and                             100         $    100,000                  25,000
Marie Keane JTWROS

Luther King                                    400         $    400,000                 100,000
Luther King Capital

LeRoy Landhuis                                 100         $    100,000                  25,000

Michael Hamblitt                                25         $     25,000                   6,250

                                   SCHEDULE II

Name of Purchaser                                            Address
-----------------                                            -------

AIG SoundShore Holdings Ltd.                                 c/o AIG International Management Company, Inc.
                                                             1281 East Main Street
                                                             Stamford, CT  06902
                                                             (203) 324-8400
                                                             Fax (203) 324-8488

AIG SoundShore Opportunity Holding Fund Ltd.                 c/o AIG International Management Company, Inc.
                                                             1281 East Main Street
                                                             Stamford, CT  06902
                                                             (203) 324-8400
                                                             Fax (203) 324-8488

AIG SoundShore Strategic Holding Fund Ltd.                   c/o AIG International Management Company, Inc.
                                                             1281 East Main Street
                                                             Stamford, CT  06902
                                                             (203) 324-8400
                                                             Fax (203) 324-8488

Robert A. Belfer                                             Belco Oil &Gas Corp.
                                                             767 5th Ave., 46th Fl.
                                                             New York, NY  10153

Laurence D. Belfer                                           Family 1997 Trust

Renee E. Belfer "Special"

Belfer Investments, L.P.

Christopher Grosso                                           766 N. Broadway
                                                             Saratoga Springs, NY  12866

Diane Grosso                                                 3395 Elmwood Ave.
                                                             Rochester, NY  14610

Ralph Richart                                                350 Shore Dr.
                                                             Oakdale, NY  11769

Ralph Richart, Jr.                                           1602 Tacoma Way
Benefit Trust                                                Redwood City, CA  94063

Marian Richart,                                              1602 Tacoma Way
Benefit Trust                                                Redwood City, CA  94063

Name of Purchaser                                            Address
-----------------                                            -------

Thomas Kershner                                              258 East Seaford St.
                                                             Glen Falls, NY  12801

J. Mitchell Hull                                             Hull Capital
                                                             152 W. 51st St., 11th Fl.
                                                             New York, NY  10019

J.D. Woodward                                                1125 Northwest Freeway
                                                             Ste. 400
                                                             Houston, TX  77092

Walter D. O'Hearn, Jr.                                       1115 Fifth Avenue
                                                             New York, NY  10128

James B. Clark, Jr.                                          22 Current Drive
                                                             Newton, NJ  07860

William Soyars                                               4110 Old Bastrop Hwy.
                                                             San Marcos, TX  78666

John M. McCormack                                            1303 Campbell Road
                                                             Houston, TX  77055

Patrick J. Mackin                                            1508 Baker's Place
                                                             Manasquan, NJ  08736

Elkhorn Partners Limited                                     2222 Skyline Drive
                                                             Elkhorn, NE  68022

Himalaya Capital Partners                                    10 East 53rd St., 20th Fl.
                                                             New York, NY  10022

PW Family Associates LLC                                     436 Devon Park Dr., Bldg. 300
(Samuel A. Plum)                                             Wayne, PA  19087

Douglas B. Benedict and                                      919 Bellemore Road
Meghan Benedict JTWROS                                       Baltimore, MD  21210

Futurtec LP (Ido Klear)                                      18 Briarfield Drive
                                                             Great Neck, NY  11020

Thierry de Vergnes                                           16 Summit Avenue
                                                             Larchmont, NY  10538

Name of Purchaser                                            Address
-----------------                                            -------

James J. Keane and                                           Herron Road
Marie Keane JTWROS                                           Edison, NJ  08820

Luther King                                                  301 Commerce, Ste. 1000
Luther King Capital                                          Fort Worth, TX  76102

LeRoy Landhuis                                               212 N. Wahsatch
                                                             Colorado Springs, CO  80903

Michael Hamblitt                                             5 McKinnel Crt.
                                                             Branford, CT  06405

                                                                       EXHIBIT A

                      [Form of Certificate of Designation]

                                                                       EXHIBIT B

                                [Form of Warrant]

                                                                       EXHIBIT C

                         [Registration Rights Agreement]